EXHIBIT 23.1

CONSENT OF S.R. SNODGRASS A.C.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ENB Financial Corp 2011 Employee Stock Purchase Plan of our report dated March 28, 2012, with respect to the audited consolidated financial statements of ENB Financial Corp incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2011 and filed with the Securities and Exchange Commission on March 29, 2012.

/s/ S.R. Snodgrass

Wexford, Pennsylvania

June 28, 2012